UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

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GOPHER PROTOCOL, INC., Plaintiff(s), v. DISCOVER GROWTH FUND, LLC, Defendant(s).	Case No. 2:19-CV-1039 JCM (BNW) ORDER

Presently before the court is the matter of *Gopher Protocol, Inc. v. Discover Growth Fund, LLC*, case number 2:19-cv-01039-JCM-BNW. On January 31, 2020, a final award was rendered in the parties' arbitration. (ECF No. 65-1, Ex. 3). The arbitrator concluded that, "[b]ased upon the foregoing findings of fact and conclusions of law, the undersigned Arbitrator hereby enters this Award in favor of Respondents Discover and Kirkland on all claims alleged by Claimant Gopher." *Id.* at 40. The arbitrator further concluded that "Respondents/Counterclaimants have proved their counterclaim alleging breach of the [Securities Purchase Agreement] by Claimant Gopher." *Id.*

Because the arbitration has now concluded, with a final award having been rendered in Discover's favor "on all claims alleged by Claimant Gopher" (*see id.*), the court will deny: (1) Discover's motion to dissolve preliminary injunction (ECF No. 53); (2) Discover's motion to dissolve order of contempt and reservation of judgment on sanctions (ECF No. 54); (3) Discover's

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James C. Mahan
U.S. District Judge

first motion to dismiss (ECF No. 13); (4) Discover's second motion to dismiss (ECF No. 55); and (5) Gopher's second emergency motion for contempt (ECF No. 65).

Accordingly,

IT IS SO ORDERED.

DATED February 24, 2020.

James C. Mahan
UNITED STATES DISTRICT JUDGE

James C. Mahan
U.S. District Judge